Exhibit 99.2
Consent of Piper Jaffray &Co.
We hereby consent to the inclusion in the Registration Statement on Form S-4 of Avalon Pharmaceuticals, Inc. (“Avalon”) relating to the proposed merger of Avalon with and into a wholly owned subsidiary of Clinical Data, Inc., of our opinion letter, dated October 27, 2008, appearing as Annex D to the Joint Proxy Statement/Prospectus which is a part of the Registration Statement, and to the references of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of person whose consent is required under Section 7 or Section 11 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.
/s/ Piper Jaffray & Co.
New York, New York
December 8, 2008